Exhibit 10.6

AMENDED AND RESTATED SUBORDINATION AGREEMENT

Dated: February 27, 2009

To:	Gemino Healthcare Finance, LLC
One International Plaza, Suite 220
Philadelphia, PA 19113

To induce Gemino Healthcare Finance, LLC (“Lender”) to establish a credit facility for making loans and extending credit from time to time for the benefit of Clarient, Inc. (“Clarient”), Clarient Diagnostic Services, Inc., ChromaVision International, Inc., and such other Persons joined to the Credit Agreement as “Borrowers” from time to time (collectively with Clarient, the “Borrowers” and each individually referred to as a “Borrower”) pursuant to the terms of that certain Credit Agreement among Borrowers and Lender dated as of even date herewith (as amended, extended, modified, supplemented, restated or replaced from time to time, the “Credit Agreement”), Safeguard Delaware, Inc., Safeguard Scientifics, Inc. and Safeguard Scientifics (Delaware), Inc. (collectively and individually as context requires, “Undersigned”) hereby agrees as follows:

1.                                       The payment of any and all Subordinated Debt is expressly subordinated to the Senior Debt to the extent and in the manner set forth in this Subordination Agreement.  The term “Subordinated Debt” means all indebtedness, liabilities, and obligations of Borrowers, or any of them, now existing or hereafter arising, to the Undersigned including but not limited to: (i) obligations of Borrowers, or any of them, to the Undersigned pursuant to that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement dated February 27, 2009 between Clarient and Safeguard Delaware, Inc. (“Safeguard”) (as amended hereafter solely as permitted pursuant to this Agreement, the “Subordinated Credit Agreement”) and that certain Second Amended and Restated Revolving  Credit Note dated February 27, 2009 executed by Clarient in favor of Safeguard  (collectively with the Subordinated Credit Agreement, “SubDebt Loan Agreements”), (ii) put, repurchase, redemption and other monetary obligations of Borrowers, or any of them, to the Undersigned pursuant to those certain Common Stock Purchase Warrants described on Exhibit A attached hereto (collectively, “Warrants”) and that certain Amended and Restated Registration Rights Agreement dated February 27, 2009 among Clarient and the Undersigned (“Registration Rights Agreement”), (iii) obligations of Borrowers, or any of them, to the Undersigned pursuant to that certain Amended and Restated Reimbursement and Indemnity Agreement dated January 17, 2007 executed by Clarient in favor of Safeguard and Safeguard Scientifics (Delaware), Inc. (as amended by that certain First Amendment to Amended and Restated Reimbursement and Indemnity Agreement dated March 6, 2007 among Clarient, Safeguard and Safeguard Scientifics (Delaware), Inc., that certain Second Amendment to Amended and Restated Reimbursement and Indemnity Agreement dated March 14, 2008 among Clarient, Safeguard and Safeguard Scientifics (Delaware), Inc., and that certain Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement dated February 27, 2009 among Clarient, Safeguard and Safeguard Scientifics (Delaware), Inc., “Reimbursement Agreement” and together with the SubDebt Loan Agreements, Warrants, Registration Rights Agreement, “SubDebt Agreements”) and (iv) any other obligations owing by Borrowers, or any of them, now or hereafter to the Undersigned (other than voting or other corporate governance rights arising by virtue of the Undersigned’s (or any of its affiliates’) equity interest in Clarient); provided, however, that Registration Expenses (as defined in the Registration Rights Agreement) shall not constitute Subordinated Debt.  The term “Senior Debt” means any and all Obligations of Borrowers to Lender under, in connection with, or in any way related to (including debtor-in-possession financing), the Credit Agreement (including, without limitation, any interest accruing thereon after maturity or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).  All capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement.

2.                                       Until the Senior Debt is indefeasibly paid in full and all of Lender’s obligations to Borrowers have been terminated under the Credit Agreement, Borrowers shall not pay, and Undersigned shall not accept, any payments of any kind associated with Subordinated Debt (including, without limitation, principal payments (at maturity or otherwise), prepayments, interest payments, dividends, distributions, fees and expenses); provided that, Borrowers may pay, and the Undersigned may accept: (A) (i) reimbursement of reasonable costs, fees and actual out-of-pocket expenses and other charges incurred by the Undersigned in connection with Affiliate Transactions (as defined below), and (ii) reimbursement of reasonable actual out-of-pocket expenses incurred by the Undersigned in connection with, and payable pursuant to, the SubDebt Loan Agreements (as in effect on the date hereof) and (B) so long as no Unmatured Event of Default or Event of Default has occurred (that has not been waived in writing by Lender), and so long as no Unmatured Event of Default or Event of Default would result from the making of such payment, (i) one or more payments pursuant to Section 2.7(b) of the Subordinated Credit Agreement, so long as to the extent such payment arises in connection with a  Capital Transaction (as defined in the Subordinated Credit Agreement) or Liquidity Event (as defined in the Subordinated Credit Agreement), no Unmatured Event of Default or Event of Default would result after giving effect to such Capital Transaction (as defined in the Subordinated Credit Agreement) or such Liquidity Event (as defined in the Subordinated Credit Agreement), and (ii) regularly scheduled payments of the accrued and unpaid “usage fee” set forth in Section 2(b) of the Reimbursement Agreement in an aggregate amount not to exceed $750,000 in any fiscal year; provided further that, immediately prior to making any payments set forth in subsection (B) above, Borrowers shall deliver to Lender an officer’s certificate, in form and substance satisfactory to Lender, prepared and executed by the chief financial officer of Borrowers certifying that no Unmatured Event of Default or Event of Default has occurred (that has not been waived in writing by Lender) and no Unmatured Event of Default or Event of Default would result from the making of such payment and setting forth such financial and other information that Lender may require, including, without limitation, evidence of proforma compliance with Section 6.06 of the Credit Agreement.

For the purposes hereof, “Affiliate Transactions” shall mean the provision of services by or through the Undersigned and/or its affiliates (and their respective employees and agents) to Borrowers, or relating to the Undersigned’s equity interest in Clarient, in connection with the business and management of Borrowers, including temporary assignment or seconding of professional staff and management.

3.                                       (a)                                  Any payments on the Subordinated Debt (including, without limitation, prepayments) received by the Undersigned, other than as expressly permitted pursuant to paragraph 2 above, shall be held in trust for Lender and the Undersigned will forthwith turn over any such payments in the form received, properly endorsed, to Lender to be applied to the Senior Debt as determined by Lender in accordance with the Credit Agreement.

(b)                                 Except as expressly set forth in this Subordination Agreement, nothing shall limit or affect the issuance the Warrants, the issuance of Clarient’s common stock in connection with any exercise of the Warrants, or any adjustment contemplated by the anti-dilution provisions with respect to the Warrants, or the rights of the Undersigned or its successors and assigns under the Registration Rights Agreement (as in effect on the date hereof) or the bona fide sale or transfer of the Warrants or Clarient’s common stock issuable upon the exercise thereof by the Undersigned or its successors or assigns.

4.                                       Borrowers shall not grant to the Undersigned and the Undersigned shall not take or obtain any lien on or security interest in any of Borrowers’ property, now owned or hereafter acquired or created, without Lender’s prior written consent; provided however, subject to the terms hereof and upon Lender’s prior written consent to the documentation and terms and conditions thereof (which shall be in form and substance satisfactory to Lender in its sole discretion), Clarient may grant to Safeguard a lien on certain assets of Clarient as specifically listed on Exhibit B hereto (“Safeguard Collateral”).  The Undersigned acknowledges and agrees that the Safeguard Collateral does not extend to the Collateral and to the extent that any portion of such Safeguard Collateral includes or might be interpreted or deemed to comprise a portion of the Collateral, the Undersigned hereby expressly releases any such Safeguard Collateral from the lien of the Undersigned.   The Undersigned covenants and agrees that it shall not take or accept any additional liens or security interest in any property of Borrowers, whether now owned or hereafter acquired, as security for the Subordinated Debt, other than the liens on the Safeguard Collateral.   Until such time as the Senior Debt shall have been indefeasibly paid in full and any commitment to make Advances under the Credit Agreement has terminated and in addition to the restrictions contained in paragraph 5 hereof, the Undersigned shall not take any action to foreclose, enforce or realize upon the Safeguard Collateral or exercise any right or remedy to enforce or collect the Safeguard Collateral.

5.                                       (a) The Undersigned agrees that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the claims, liens and security interests held by or granted to Lender under and in connection with the Credit Agreement, or any amendment, extension, replacement thereof or any related agreement, instrument or document between Lender and Borrowers.

(b) Lender agrees that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests held by or granted to Undersigned on the Safeguard Collateral under and in connection with the SubDebt Loan Agreements.

6.                                       The Undersigned will not commence any action or proceeding of any kind against any Borrower to recover all or any part of the Subordinated Debt not paid when due and shall at no time join with any creditor, in bringing any proceeding against any Borrower under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency law now or hereafter existing, unless and until the Senior Debt shall be indefeasibly paid in full and all of Lender’s obligations to Borrowers have been terminated under the Credit Agreement. Without limiting the foregoing, the Undersigned shall not take any action or exercise any rights, remedies or powers in respect of any Subordinated Debt (or with respect to any property of Borrowers, including, without limitation, the Safeguard Collateral) or exercise any other right, remedy or power at law or in equity that the Undersigned may otherwise possess to collect any of the Subordinated

Debt or realize upon any property of Borrowers, including, without limitation, the Safeguard Collateral, including, without limitation, exercise of any right of setoff.  Subject to the foregoing, the Undersigned may accelerate the amount of the Subordinated Debt upon the occurrence of (i) the acceleration of the Senior Debt; and (ii) the filing of a petition under the Bankruptcy Code by Borrowers.

7.                                       In the event of any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency proceeding of any Borrower, the Undersigned shall not be entitled to received any money, dividend or  other assets in  any such proceeding on account of the Subordinated Debt unless and until the Senior Debt shall be indefeasibly paid in full (including without limitation interest owing to Lender after the commencement of a bankruptcy proceeding at the rate specified in the Credit Agreement, whether or not such interest is an allowable claim in such proceeding) and all of Lender’s obligations to Borrowers under the Credit Agreement have been terminated.  The Undersigned will at Lender’s request file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of Borrowers in respect of the Subordinated Debt and will hold in trust for Lender and pay over to Lender in the same form received, to be applied on the Senior Debt as determined by Lender, any and all money, dividends or other assets received in any such proceedings on account of the Subordinated Debt.  Lender may, as attorney-in-fact for the Undersigned, take such action on behalf of the Undersigned and the Undersigned hereby appoints Lender as attorney-in-fact for the Undersigned to demand, sue for, collect, and receive any and all such money, dividends or other assets and give acquittance therefore and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in Lender’s name or in the name of the Undersigned, as Lender may deem necessary or advisable for the enforcement of this Agreement.  The Undersigned will execute and deliver to Lender such other and further powers of attorney or other instruments as either reasonably may request in order to accomplish the foregoing.

8.                                       The Undersigned and Borrowers shall not amend or modify the SubDebt Agreements in any manner whatsoever without the prior written consent of Lender which consent shall not be unreasonably conditioned, withheld or delayed; provided that, the prior written consent of Lender in its sole and absolute discretion shall be required for any amendment or modification to any SubDebt Agreements that would (directly or indirectly):  (i) increase the maximum principal amount of the Subordinated Debt, (ii) increase the rate of interest on any of the Subordinated Debt, (iii) increase any fees, costs or expenses payable in conjunction with the SubDebt Agreements or include any fees or expenses in any amendment or waiver of any of the SubDebt Agreements, (iv) change to an earlier date any date upon which regularly scheduled payments of principal or interest on the Subordinated Debt (including, without limitation, any maturity date) under and pursuant to the terms of the SubDebt Agreements are due, (v) add or make more restrictive any event of default or any covenant with respect to the Subordinated Debt, (vi) amend or modify Section 2.7 of the Subordinated Credit Agreement, (vii) amend or modify Section 2(b) of the Reimbursement Agreement in any way that increases or accelerates payment obligations of Borrowers to the Undersigned, or (viii) amend or modify the definition of Capital Transaction set forth in the Subordinated Credit Agreement; provided that so long as such amendment or modification to the definition of Capital Transaction does not decrease the threshold of $1,000,000 contained in such definition, Lender’s consent to such amendment or modification shall not be unreasonably conditioned, withheld or delayed.  Notwithstanding the foregoing, the Undersigned may transfer the SubDebt Agreements expressly subject to the terms of this Agreement and in compliance with paragraph 10 hereof, upon prior notice to, but without any prior consent of, Lender.

9.                                       Lender, and (to the extent applicable) Borrowers, may at any time and from time to time, without the consent of or notice to the Undersigned, without incurring responsibility to the Undersigned and without impairing or releasing any of Lender’s rights, or any of the obligations of the Undersigned hereunder:

(a)                                  Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew, increase, decrease or alter the Senior Debt, or any part thereof, or amend, supplement or replace the Credit Agreement and/or any Loan Documents in any manner or enter into or amend, supplement or replace in any manner any other agreement relating to the Senior Debt;

(b)                                 Sell, exchange, release or otherwise deal with all or any part of any property at any time pledged or mortgaged by any party to secure or securing the Senior Debt or any part thereof;

(c)                                  Release anyone liable in any manner for the payment or collection of the Senior Debt (including, without limitation, any guarantor);

(d)                                 Exercise or refrain from exercising any rights against Borrower, any guarantor or others (including the Undersigned); and

(e)                                  Apply sums paid by any party to the Senior Debt in any order or manner as determined by Lender in accordance with the Credit Agreement.

10.                                 The Undersigned shall advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent provided herein.  The Undersigned represents that no part of the Subordinated Debt or any instrument evidencing the same has been transferred or assigned and the Undersigned will not transfer or assign, except to Lender, any part of the Subordinated Debt while any Senior Debt remains outstanding, unless such transfer or assignment is made expressly subject to this Agreement.  Upon Lender’s request, the Undersigned will in the case of any Subordinated Debt which is not evidenced by any instrument cause the same to be evidenced by an appropriate instrument or instruments, and place thereon and on any and all instruments evidencing the Subordinated Debt a legend in such form as Lender may determine to the effect that the indebtedness evidenced thereby is subordinated and subject to the prior payment in full of all Senior Debt pursuant to this Subordination Agreement, as well as deliver copies of all such instruments to Lender.

11.                                 This Subordination Agreement contains the entire agreement between the parties regarding the subject matter hereof and may be amended, supplemented or modified only by written instrument executed by Lender, and the Undersigned.

12.                                 The Undersigned represents and warrants that neither the execution or delivery of this Subordination Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which the Undersigned or any of the Undersigned’s assets is now subject.

13.                                 This Subordination Agreement may be assigned by Lender, in connection with any assignment or transfer of any portion of the Senior Debt.

14.                                 This Subordination Agreement shall be binding upon the Undersigned and Lender, and the Undersigned’s and Lender’s  successors, representatives and assigns.

15.                                 Except as provided in paragraph 2 above, Borrowers agree that Borrowers will not make any payment on any of the Subordinated Debt, or take any other action in contravention of the provisions of this Subordination Agreement, and the Undersigned, by signing below acknowledge and consent to such agreement on behalf of Borrowers.

16.                                 This Subordination Agreement, and all matters arising hereunder or related hereto, shall in all respects be interpreted, construed and governed by the substantive laws of the Commonwealth of Pennsylvania.  The Undersigned (i) submits to the jurisdiction of the Courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania for the purposes of resolving any controversy relating thereto and (ii) waives the right to a jury trial for the purpose of resolving any controversy hereunder or enforcing or defending any rights or claim hereunder or in connection herewith, whether sounding in contract, tort or otherwise.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Undersigned have executed this agreement as of the date first written above.

Address for notices:	SAFEGUARD DELAWARE, INC.
Safeguard Delaware, Inc.
Safeguard Scientifics (Delaware), Inc.	By:	/s/ Brian J. Sisko
1105 N. Market St.	Name:	Brian J. Sisko
Suite 1300	Title:	Vice President
Wilmington, DE 19801
Attn: Chief Financial Officer
Fax:

With a copy (which shall not constitute notice) to:	SAFEGUARD SCIENTIFICS, INC.
Safeguard Scientifics, Inc.
435 Devon Park Drive, Building 800	By:	/s/ Brian J. Sisko
Wayne, PA 19087	Name:	Brian J. Sisko
Attn: General Counsel	Title:	Vice President
Facsimile: 610.482.9105

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

	By:	/s/ Brian J. Sisko
	Name:	Brian J. Sisko
	Title:	Vice President

Intending to be legally bound, each of the Borrowers consent and agree to the terms of the Subordination Agreement as of the date first above written:

CLARIENT, INC.

By:	/s/ Ron Andrews
Name:	Ron Andrews
Title:	Chief Executive Officer

CLARIENT DIAGNOSTIC SERVICES, INC.

By:	/s/ Ron Andrews
Name:	Ron Andrews
Title:	Chief Executive Officer

[Signatures Continue on Following Page]

[Signature Page to Amended and Restated Subordination Agreement]

S-1

CHROMAVISION INTERNATIONAL, INC.

By:	/s/ Ron Andrews
Name:	Ron Andrews
Title:	Chief Executive Officer

Approved:
GEMINO HEALTHCARE FINANCE, LLC

By:	/s/ Miriam Gallagher
Name:	Miriam Gallagher
Title:	Senior Portfolio Manager

[Signature Page to Amended and Restated Subordination Agreement]

S-2

EXHIBIT A

WARRANTS

1.                                       Common Stock Purchase Warrant (50,000 shares of common stock) dated August 1, 2005 executed by Clarient in favor of Safeguard;

2.                                       Common Stock Purchase Warrant (801,000 shares of common stock) dated November 9, 2005 executed by Clarient in favor of Safeguard;

3.                                       Common Stock Purchase Warrant (549,000 shares of common stock) dated December 14, 2005 executed by Clarient in favor of Safeguard;

4.                                       Common Stock Purchase Warrant (50,000 shares of common stock) dated June 19, 2006 executed by Clarient in favor of Safeguard;

5.                                       Common Stock Purchase Warrant (624,306 shares of common stock) dated September 22, 2006 executed by Clarient in favor of Safeguard;

6.                                       Amended and Restated Common Stock Purchase Warrant (166,667 shares of common stock) dated April 18, 2007 executed by Clarient in favor of Safeguard;

7.                                       Common Stock Purchase Warrant (62,500 shares of common stock) dated March, 2007 executed by Clarient in favor of Safeguard;

8.                                       Warrant (975,000 shares of common stock) dated August 28, 2002 executed by Clarient (f/k/a Chromavision Medical Systems, Inc.) in favor of Safeguard;

9.                                       Common Stock Purchase Warrant (500,000 shares of common stock) dated February 27, 2009 executed by Clarient in favor of Safeguard;

10.                                 Each Common Stock Purchase Warrant issued by Clarient in favor of Safeguard in accordance with Section 2.8(b) of the Subordinated Credit Agreement as in effect on the date hereof; and

11.                                 Each Common Stock Purchase Warrant issued by Clarient in favor of Safeguard in accordance with Section 2.8(c) of the Subordinated Credit Agreement as in effect on the date hereof.

EXHIBIT B

SAFEGUARD COLLATERAL

All of Clarient’s now owned or hereafter acquired inventory of every description which is held by Clarient for sale or lease or is furnished by Clarient under any contract of service or is held by Clarient as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted.

All of Clarient’s now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefore.

Notwithstanding anything herein to the contrary, the Undersigned shall not have a security interest in (a) the Collateral (as defined in the Credit Agreement), (b) any property that constitutes hazardous waste, or (c) any lease, license, contract permit or agreement to the extent that such grant of a security interest is prohibited by or constitutes a breach or default under such lease, license, contract, permit or agreement, except to the extent that such term in such lease, license, contract, permit or agreement providing for such prohibition, breach or default is ineffective under applicable law (including, without limitation, sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, however, that the limitation in the foregoing clause shall not affect, limit, restrict or impair the grant by any Borrower of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such lease, license, contract, permit or agreement or in the Proceeds from the sale or disposition of any such lease, license, contract, permit or agreement; and provided, further, that the limitation in the foregoing clause (d) shall be applicable only for so long as a grant of a security interest in any such lease, license, contract permit or agreement is prohibited by or constitutes a breach or default under such lease, license, contract, permit or agreement.